Exhibit 24.1

Power of Attorney

I hereby appoint Mr. Zhu Gongshan and Mr. Zhang Songyi as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign my name in the capacity as Chief Financial Officer (Principal Financial Officer) and Chief Accounting Officer (Principal Financial Officer) to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and I hereby ratify and confirm all that such attorney and agent shall do or cause to be done by virtue hereof.

This power of attorney may be executed in any number of counterparts, which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney this 25th day of August, 2008

By:	/s/ JASON LI
Name:	Jason Li
Title:	Chief Financial Officer (Principal Financial Officer) and Chief Accounting Officer (Principal Financial Officer)

ACCEPTED by each attorney-in-fact as of the date set forth above:

/s/ ZHU GONGSHAN
By:	Mr. Zhu Gongshan

By:	Mr. Songyi Zhang